Exhibit 99.5 - Agreement and Plan of Merger dated October 7, 1994 between HUBCO, Hudson United Bank and Jefferson
               National Bank.



                  AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER, dated October 7, 1994 ("Agreement"), among HUBCO, Inc. ("Hubco"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey chartered commercial banking corporation, wholly-owned by Hubco, and Jefferson National Bank, a national banking association ("Jefferson").

               WHEREAS, Hubco desires to acquire Jefferson and Jefferson's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Jefferson and its stockholders. The acquisition will be accomplished by merging Jefferson with and into the Bank with the Bank surviving,

               WHEREAS, the Boards of Directors of Jefferson, Hubco and the Bank have duly adopted and approved this Agreement and the Board of Directors of Jefferson has directed that it be submitted to Jefferson's shareholders for approval,

               NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I - THE MERGER

               1.1.  The Merger.  Subject to the terms and
conditions of this Agreement, at the Effective Time (as hereinafter defined), Jefferson shall be merged with and into the Bank (the "Merger") in accordance with the New Jersey Banking Act of 1948, as amended, and the National Bank Act and the Bank shall be the surviving bank (the "Surviving Corporation"), the name of which shall be Hudson United Bank. The principal office of the Surviving Corporation shall be the principal office of the Bank. Exhibit 1 to this Agreement lists (i) the locations of the principal offices of and branch offices of Jefferson and the Bank; (ii) the locations of all branch offices and the main office of the Surviving Corporation; and (iii) the amount of the capital stock, the number of shares, the par value and the amount of surplus of the Surviving Corporation.

               1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Bank and Jefferson and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of the Bank and Jefferson shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and Jefferson and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Bank or Jefferson in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Bank or Jefferson is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made, or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Bank or Jefferson as if the Merger had not occurred.

               1.3.  Certificate of Incorporation.  As of the
Effective Time, the certificate of incorporation of the Bank as it exists at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not be amended by this Agreement or the Merger.

               1.4. By-laws. As of the Effective Time, the By-laws of the Bank shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

               1.5. Directors and Officers. As of the Effective Time, the directors and officers of the Bank shall become the directors and officers of the Surviving Corporation. The names of the current directors and officers of the Bank are listed on
Exhibit 1.

               1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the date specified in a notice from the Bank to the Federal Deposit Insurance Corporation ("FDIC") and in the date specified in the certification required by
Section 137 of the New Jersey Banking Act of 1948, as amended, to be filed with the New Jersey Department of Banking (the "Department") after approval by the Commissioner of the Department (the "Commissioner") (the "Effective Time"). The notice from the Bank to the FDIC and the certification filed with the Department specifying the Effective Time shall require the approval of Jefferson, which approval will not be unreasonably withheld, and shall be consistent with this section. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., 10 days (or the first business day thereafter) following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as Hubco and Jefferson may mutually agree upon. The notice from the Bank to the FDIC and the certification filed with the Department shall specify as the Effective Time of the Merger a date, immediately following the Closing, agreed to by the Bank and Jefferson. Following the execution of this Agreement, the Bank and Jefferson shall, if required or advised to do so by applicable regulatory authorities, execute and deliver a simplified bank merger agreement, both in form and substance reasonably satisfactory to the parties hereto and consistent with the terms hereof, for delivery to the Commissioner, the FDIC and the Comptroller of the Currency (the "Comptroller") in connection with the approval of the Merger by the regulatory authorities.

ARTICLE II - CONVERSION OF JEFFERSON SHARES

               2.1. Conversion of Jefferson Common Stock. Each share of common stock, par value $6.00 per share, of Jefferson ("Jefferson Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

               (a) Exchange Ratio. Subject to the provisions of this Section 2.1, each share of Jefferson Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by Hubco and Dissenting Shares) shall be converted at the Effective Time into the right to receive 1.91 shares (the "Exchange Ratio") of common stock, without par value, of Hubco ("Hubco Common Stock"). In the event that prior to Closing a dispute arises between Jefferson and one or more of Jefferson's vendors pursuant to which such vendors assert in writing that their contractual arrangements with Jefferson extend for a period of time beyond the time that Jefferson's counsel had advised Hubco (prior to the date hereof) that such arrangements extend, the Exchange Ratio set forth in this Section 2.1(a) shall be adjusted such that the Exchange Ratio pursuant to this Section 2.1(a) shall equal (i) the excess of $43.00 over the Per Share Reduction (as hereafter defined) divided by (ii) $22.48. The "Per Share Reduction" shall equal the Dollar Amount (as hereinafter defined) divided by the number of outstanding shares of Jefferson Common Stock at the Effective Time. The "Dollar Amount" shall equal the Excess Legal Fees (as hereinafter defined) plus the lesser of (but not less than zero) (a) $70,000.00 or (b) the dollar amount of expenses, beyond the expenses that Jefferson has advised Hubco (prior to the date hereof) that Jefferson must incur in order to terminate such contractual arrangements, that Jefferson is "required" to pay in order to terminate such contracts. For purposes of the preceding sentence of this Agreement, Jefferson shall be deemed to be required to pay a particular amount upon termination if (w) a court of competent jurisdiction (prior to any appeal unless such appeal is concluded prior to the Effective Time) determines that Jefferson is required to pay a specific amount (which amount may be zero) in order to terminate such arrangements, or (x) in the absence of such court order, the amount that Jefferson and such vendors agree Jefferson is required to pay to terminate such arrangements or (y) in the absence of such order or agreement, the amount which an authorized representative of such vendors indicates in writing (on or before the Closing) Jefferson must pay in order to terminate such arrangements, or (z), in the absence of the conditions specified in clauses "w", "x" and "y", the amount of $70,000.00. "Excess Legal Fees" means all attorneys' fees and expenses in excess of $15,000.00 incurred by Jefferson after the date hereof and prior to the Effective Time in an effort to resolve such disputes.

               (b) Capital Changes. If between the date of this Agreement and the Effective Time the outstanding shares of Hubco Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio, and the Upper and Lower Adjustment Prices (as hereinafter defined), shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

               (c) Exchange Ratio Adjustments. The Exchange Ratio shall be adjusted upward if the Median Pre-Closing Price (as hereinafter defined) of Hubco Common Stock is less than $19.34 per share (the "Lower Adjustment Price"). The Exchange Ratio shall be adjusted downward if the Median Pre-Closing Price exceeds $26.16 per share (the "Upper Adjustment Price"). In the event the Exchange Ratio is adjusted in accordance with the prior sentences, the new Exchange Ratio shall be calculated as follows: (1) if the Median Pre-Closing Price is less than $19.34 per share, the new Exchange Ratio shall be determined by (a) multiplying the Lower Adjustment Price by the old Exchange Ratio and (b) dividing that number by the Median Pre-Closing Price; or (2) if the Median Pre-Closing Price is more than $26.16, the new Exchange Ratio shall be determined by (a) multiplying the Upper Adjustment Price by the old Exchange Ratio and (b) dividing that number by the Median Pre-Closing Price. In either case, the new Exchange Ratio shall be rounded to the nearest one-thousandth.

               The Median Pre-Closing Price of Hubco Common Stock shall mean the Median Price (as hereinafter defined) calculated based upon the Closing Price (as hereinafter defined) of Hubco Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Closing Price shall mean the closing price of Hubco Common Stock as supplied by the National Association of Securities Dealers Automated Quotation System and published in The Wall Street Journal during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The Median Price shall be determined by taking the price half-way between the Closing Prices left after discarding the 9 lowest and 9 highest Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

               (d) Cancellation of Jefferson Certificates. After the Effective Time, all such shares of Jefferson Common Stock (other than those cancelled pursuant to Section 2.1(e)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(e)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of Jefferson Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Jefferson Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of Jefferson Common Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(e)) shall be exchanged for certificates evidencing shares of Hubco Common Stock issued pursuant to this Article II, upon the surrender of such certificates in accordance with this Article II. No fractional shares of Hubco Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

               (e) Treasury Shares. All shares of Jefferson Common Stock held by Jefferson in its treasury or owned by Hubco or the Bank (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

               2.2.  Exchange of Certificates.

               (a) Exchange Agent. As of the Effective Time, Hubco shall deposit, or shall cause to be deposited, with a bank or trust company designated by Hubco, which may be Hudson United Bank, Trust Department (the "Exchange Agent"), for the benefit of the holders of shares of Jefferson Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of Hubco Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of Hubco Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by Hubco pursuant to the provisions of this Article II (such certificates for shares of Hubco Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Hubco Common Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, Hubco will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Jefferson Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which is reasonably agreed to by Hubco and Jefferson and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hubco may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Hubco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Hubco Common Stock which such holder has the right to receive in respect of the shares of Jefferson Common Stock formerly evidenced by such Certificate in accordance with Section 2.1, (B) cash in lieu of fractional shares of Hubco Common Stock to which such holder may be entitled pursuant to Section 2.2(e) and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) (the shares of Hubco Common Stock, dividends, distributions and cash described in clauses (A), (B) and
(C) being collectively, the "Merger Consideration") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Jefferson Common Stock which is not registered in the transfer records of Jefferson, a certificate evidencing the proper number of shares of Hubco Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of Jefferson Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

               (c) Distributions with Respect to Unexchanged Shares of Hubco Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Hubco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Hubco Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Hubco Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Hubco Common Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Hubco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Hubco Common Stock. No interest shall be paid on the Merger Consideration.

               (d) No Further Rights in Jefferson Common Stock. All shares of Hubco Common Stock issued and cash paid upon conversion of the shares of Jefferson Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Jefferson Common Stock.

               (e) No Fractional Shares. No certificates or scrip evidencing fractional shares of Hubco Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Hubco. Cash shall be paid in lieu of fractional shares of Hubco Common Stock, based upon the Median Pre-Closing Price of Hubco Common Stock (as previously defined).

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Jefferson Common Stock for two years after the Effective Time shall be delivered to Hubco, upon demand, and any holders of Jefferson Common Stock who have not theretofore complied with this Article II shall thereafter look only to Hubco for the Merger Consideration to which they are entitled.

               (g) No Liability. Neither Hubco nor the Bank shall be liable to any holder of shares of Jefferson Common Stock for any such shares of Hubco Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) Withholding Rights. Hubco shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Jefferson Common Stock, the minimum amounts (if any) that Hubco is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Hubco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Jefferson Common Stock in respect of which such deduction and withholding was made by Hubco.

               2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of Jefferson shall be closed and there shall be no further registration of transfers of shares of Jefferson Common Stock thereafter on the records of Jefferson. On or after the Effective Time, any Certificates presented to the Exchange Agent or Hubco for transfer shall be converted into the Merger Consideration.

               2.4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of Jefferson Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. 214a(b), and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from the Bank of the fair value of such shares as determined in accordance with the National Bank Act. All shares of Jefferson Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act shall constitute "Dissenting Shares" unless and until such rights are waived, by the party initially seeking to exercise such rights.

               2.5. Bank Common Stock. The shares of common stock of the Bank outstanding immediately prior to the Effective Time shall not be effected by the Merger but shall be the same number of shares of the Surviving Corporation.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF JEFFERSON

               References herein to the "Jefferson Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Jefferson to Hubco.

Jefferson hereby represents and warrants to Hubco and the Bank as follows:

               3.1.  Corporate Organization.

               (a) Jefferson is a national banking association duly organized, validly existing and in good standing under the laws of the United States. Jefferson has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson.

               (b) Except as set forth in the Jefferson Disclosure Schedule, Jefferson has no Subsidiaries. When used with reference to Jefferson, the term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which Jefferson, directly or indirectly, owns at least a 50 percent stock or other equity interest or for which Jefferson, directly or indirectly, acts as a general partner. All eligible accounts of depositors issued by Jefferson are insured by the FDIC to the fullest extent permitted by law. The Jefferson Disclosure Schedule sets forth true and complete copies of the Articles of Association and By-laws of Jefferson, as in effect on the date hereof.

               (c) Any Subsidiary is a corporation incorporated under the laws of the State of New Jersey. Any Subsidiary has not engaged in business or undertaken any activities (other than the activity of incorporating itself).

               3.2. Capitalization. The authorized capital stock of Jefferson consists of 500,000 shares of Jefferson Common Stock. As of the date hereof, there are 226,078 shares of Jefferson Common Stock issued and outstanding. All issued and outstanding shares of Jefferson Common Stock have been duly authorized and validly issued, are fully paid and no assessment has been made on such shares. Jefferson has not granted and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Jefferson or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

               3.3.  Authority; No Violation.

               (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Jefferson, Jefferson has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Jefferson in accordance with the Articles of Association of Jefferson and applicable laws and regulations. Except for such approval, no other corporate proceedings on the part of Jefferson are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Jefferson and constitutes the valid and binding obligation of Jefferson, enforceable against Jefferson in accordance with its terms.

               (b) Neither the execution and delivery of this Agreement by Jefferson, nor the consummation by Jefferson of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Jefferson with any of the terms or provisions hereof, will (i) violate any provision of Jefferson's Articles of Association or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Jefferson or any of its properties or assets, or (iii) except as set forth in the Jefferson Disclosure Schedule, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Jefferson under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Jefferson is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Jefferson and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to or required by the FDIC, the Commissioner, the Department, the Comptroller, the New Jersey Department of Environmental Protection and Energy ("DEPE"), the Securities and Exchange Commission ("SEC"), state blue sky authorities or other applicable governmental authorities, and the stockholders of Jefferson, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Jefferson in connection with (x) the execution and delivery by Jefferson of this Agreement and (y) the consummation by Jefferson of the Merger and the other transactions contemplated hereby, except such as are listed in the Jefferson Disclosure Schedule and as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of Jefferson or prevent or delay the consummation of the transactions contemplated hereby. To the best of Jefferson's knowledge, no fact or condition exists which Jefferson has reason to believe will prevent it from obtaining the aforementioned consents or approvals.

               3.4.  Financial Statements.

               (a) The Jefferson Disclosure Schedule sets forth copies of the statements of condition of Jefferson as of December 31, 1993 and 1992, and the related statements of operations, changes in shareholders' equity and cash flows for the periods ended December 31, in each of the three years 1991 through 1993, in each case accompanied by the audit report (which report includes explanatory paragraphs relating to certain regulatory matters) of Arthur Andersen & Co. or Barry N. Rein & Associates, independent public accountants with respect to Jefferson, and the unaudited statements of condition of Jefferson as of March 31, 1994 and June 30, 1994 as filed with the Comptroller (collectively, the "Jefferson Financial Statements"). Except for the absence of notes with respect to interim financial statements, the Jefferson Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the financial position of Jefferson as of the respective dates set forth therein, and the related statements of operations, changes in shareholders' equity and cash flows fairly present the results of operations, changes in stockholders' equity and cash flows of Jefferson for the respective fiscal periods set forth therein.

               (b) The books and records of Jefferson are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

               (c)  Except as and to the extent reflected,
disclosed or reserved against in the Jefferson Financial Statements (including the notes thereto), as of June 30, 1994, Jefferson had no liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Jefferson which were required by GAAP (consistently applied) to be disclosed in Jefferson's statement of condition as of June 30, 1994. Since June 30, 1994, Jefferson has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement.

               3.5. Broker's and Other Fees. Except for Capital Consultants of Princeton, Inc., neither Jefferson nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Capital Consultants of Princeton, Inc. is set forth in the Jefferson Disclosure Schedule. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Jefferson.

               3.6.  Absence of Certain Changes or Events.

               (a) Except as set forth in the Jefferson Disclosure schedule, there has not been any material adverse change in the business, operations, assets or financial condition of Jefferson since June 30, 1994 and to the best of Jefferson's knowledge, no facts or condition exists which Jefferson believes will cause such a material adverse change in the future.

               (b) Except as set forth in the Jefferson Disclosure Schedule, Jefferson has not taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1994 and the date hereof and, except for execution of this Agreement and the agreement described in Section 3.5, Jefferson has conducted its business only in the ordinary course, consistent with past practice.

               3.7. Legal Proceedings. Except as disclosed in the Jefferson Disclosure Schedule, and except for ordinary routine litigation incidental to the business of Jefferson, Jefferson is not a party to any, and there are no pending or, to the best of Jefferson's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Jefferson which, if decided adversely to Jefferson, would have a material adverse effect on the business, operations, assets or financial condition of Jefferson. Except as disclosed in the Jefferson Disclosure Schedule, Jefferson is not a party to any order, judgment or decree entered in any lawsuit or proceeding.

               3.8.  Taxes and Tax Returns.

               (a)  Jefferson has duly filed (and until the
Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Hubco in writing). Jefferson has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Jefferson through such date. The Jefferson Disclosure Schedule identifies the federal income tax returns of Jefferson which have been examined by the Internal Revenue Service (the "IRS") within the past six years. No deficiencies were asserted as a result of such examinations which
have not been resolved and paid in full.   The Jefferson Disclosure
Schedule identifies the applicable state income tax returns of Jefferson which have been examined by the applicable authorities within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Jefferson, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Jefferson, nor has Jefferson given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

               (b) Except as set forth in the Jefferson Disclosure Schedule, Jefferson (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Jefferson (nor does Jefferson have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

               3.9.  Employee Benefit Plans.

               (a) Except as disclosed in the Jefferson Disclosure Schedule, Jefferson does not maintain or contribute to any "employee pension benefit plan" (the "Jefferson Pension Plans"), within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (the "Jefferson Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement.

Jefferson has not, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

               (b) Except as disclosed in the Jefferson Disclosure Schedule, Jefferson has delivered to Hubco in the Jefferson Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Jefferson Pension Plans and Jefferson Welfare Plans, if any: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

               (c) The present value of all accrued benefits under each of the Jefferson Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Jefferson Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

               (d) During the last five years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against Jefferson or any of its Subsidiaries which has not been paid in full.

               (e)  All premiums (and interest charges and
penalties for late payment, if applicable) due to the PBGC with respect to each Jefferson Pension Plan have been paid. All contributions required to be made to each Jefferson Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Jefferson which have not been paid have been properly recorded on the books of Jefferson.

               (f) Except as disclosed in the Jefferson Disclosure Schedule, each of the Jefferson Pension Plans, the Jefferson Welfare Plans and each other plan and arrangement identified on the Jefferson Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if Jefferson maintains any Jefferson Pension Plan, Jefferson intends to apply, if necessary, for, or the IRS has issued, a favorable determination letter with respect to such Jefferson Pension Plan and, except as disclosed in the Jefferson Disclosure Schedule, Jefferson is not aware of any fact or circumstance which would disqualify any plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

               (g) To the best knowledge of Jefferson, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Jefferson Welfare Plans or Jefferson Pension Plans.

               (h) No Jefferson Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Jefferson Pension Plans.

               (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Jefferson Pension Plans.

               (j) There are no pending or, to the best knowledge of Jefferson, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Jefferson Pension Plans or the Jefferson Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the Jefferson Disclosure Schedule.

               (k) Except as disclosed in the Jefferson Disclosure Schedule, no Jefferson Pension Plan or Jefferson Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Jefferson Pension Plan.

               (l) Except with respect to customary health, life and disability benefits or as disclosed in the Jefferson Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

               (m) With respect to each Jefferson Pension Plan and Jefferson Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Jefferson as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

               (n) Except as set forth in the Jefferson Disclosure Schedule or as agreed to by Hubco in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Jefferson to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Jefferson Pension Plan or Jefferson Welfare Plan, or (iii) result in payments not deductible by reason of Section 280G of the Code.

               3.10.  Reports.

               (a) The Jefferson Disclosure Schedule lists, and Jefferson has previously delivered to Hubco a complete copy of, each communication (other than general advertising materials and press releases) mailed by Jefferson to its stockholders as a class since September 30, 1991, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

               (b) Jefferson has, since January 1, 1992, duly filed with the Comptroller in form which was correct in all material respects the monthly, quarterly and annual financial reports required to be filed under applicable laws and regulations (provided that information as of a later date shall be deemed to modify information as of an earlier date), and, subject to permission from such regulatory authorities, Jefferson promptly will deliver or make available to Hubco accurate and complete copies of such reports. The Jefferson Disclosure Schedule lists all examinations of Jefferson conducted by either the Comptroller or the FDIC since January 1, 1992 and the dates of any responses thereto submitted by Jefferson.

               3.11. Jefferson Information. The information relating to Jefferson to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Jefferson in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Jefferson, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3.12. Compliance with Applicable Law. Except as set forth in the Jefferson Disclosure Schedule, Jefferson holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and since January 1, 1992 has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Jefferson (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of Jefferson) and Jefferson has not received notice of violation of, and does not know of any violations of, any of the above.

               3.13.  Certain Contracts.

               (a) Except for plans referenced in Section 3.9 hereof, contracts described in Section 3.5 hereof, arrangements described in Section 5.12 hereof and as disclosed in the Jefferson Disclosure Schedule, (i) Jefferson is not a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Jefferson to any officer, employee, director or consultant thereof. The Jefferson Disclosure Schedule sets forth true and correct copies of any severance or employment agreements with officers, directors, employees, agents or consultants to which Jefferson is a party.

               (b) Except as disclosed in the Jefferson Disclosure Schedule and except for loan agreements made and loan commitments issued in the ordinary course of business, (i) as of the date of this Agreement, Jefferson is not a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of Jefferson (but in no event shall a contract for less than $50,000 a year be deemed material under this paragraph) (ii) no commitment, agreement or other instrument to which Jefferson is a party or by which it is bound limits the freedom of Jefferson to compete in any line of business or with any person, and (iii) Jefferson is not a party to any collective bargaining agreement.

               (c) Except as disclosed in the Jefferson Disclosure Schedule, neither Jefferson nor, to the best knowledge of Jefferson, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Jefferson is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson.

               3.14.  Properties and Insurance.

               (a) Jefferson has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Jefferson's statement of condition as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1993), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said statement of condition or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such statement of condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Jefferson and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Hubco prior to the date hereof. Except as affected by the transactions contemplated hereby, Jefferson as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Jefferson in all material respects as presently occupied, used, possessed and controlled by Jefferson.

               (b) The business operations and all insurable properties and assets of Jefferson are insured for its benefit against all risks which, in the reasonable judgment of the management of Jefferson, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Jefferson adequate for the business engaged in by Jefferson. As of the date hereof, Jefferson has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and, to the best of its knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

               3.15. Minute Books. The minute books of Jefferson contain accurate records of all meetings and other corporate action held of the stockholders and Board of Directors (including committees of the Board of Directors), except where the failure to so maintain such records would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson.

               3.16. Environmental Matters. Except as disclosed in the Jefferson Disclosure Schedule, Jefferson has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Jefferson (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of Jefferson. Except as disclosed in the Jefferson Disclosure Schedule, Jefferson has no actual knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by Jefferson, or owned or leased by Jefferson in the three years prior to the date of this Agreement in any manner that violated any applicable federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Jefferson. Except as disclosed in the Jefferson Disclosure Schedule, all property owned or leased by Jefferson which was subject to the provisions of the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. as amended ("ISRA"), complied with all applicable provisions of ISRA at the time such property was sold or transferred by Jefferson.

               3.17. Reserves. As of June 30, 1994, the allowance for possible loan losses in the Jefferson Financial Statements was adequate based upon all factors required to be considered by Jefferson at that time in determining the amount of such allowance.

Except as set forth in the Jefferson Disclosure Schedule, the methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable policies of the Comptroller. As of June 30, 1994, the valuation allowance for OREO properties in the Jefferson Financial Statements was adequate based upon all factors required to be considered by Jefferson at that time in determining the amount of such allowance.

               3.18. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Jefferson is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Jefferson, Hubco or the Bank which if paid or provided would constitute an "excess parachute payment", as defined in
Section 280G of the Code or regulations promulgated thereunder.

               3.19. Agreements with Bank Regulators. Except as set forth in the Jefferson Disclosure Schedule, Jefferson is not a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Jefferson been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Except as set forth in the Jefferson Disclosure Schedule, Jefferson is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

               3.20.  Disclosure.    No representation or warranty
contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

               References herein to the "Hubco Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Hubco to Jefferson.
Hubco hereby represents and warrants to Jefferson as follows:

               4.1.  Corporate Organization.

               (a) Hubco is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Hubco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco or its subsidiaries (defined below), taken as a whole. Hubco is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

               (b) Each of the Subsidiaries of Hubco are listed in the Hubco Disclosure Schedule. The term "Subsidiary", when used with reference to Hubco, means any corporation, partnership, joint venture or other legal entity in which Hubco directly or indirectly, owns at least a 50 percent stock or other equity interest or for which Hubco, directly or indirectly, acts as a general partner. Each Subsidiary of Hubco is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial bank whose deposits are insured by the FDIC to the fullest extent permitted by law. Each Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and its subsidiaries, taken as a whole. The Hubco Disclosure Schedule sets forth true and complete copies of the certificate of incorporation and by-laws of Hubco as in effect on the date hereof.

               4.2. Capitalization. The authorized capital stock of Hubco consists solely of 13,200,000 shares of Hubco Common Stock and 3,300,000 shares of preferred stock ("Hubco Authorized Preferred Stock"). As of September 1, 1994, there were 6,501,536 shares of Hubco Common Stock issued and outstanding, excluding 431,825 shares of treasury stock. Since such date, and from time to time hereafter, Hubco may sell or repurchase shares of Hubco Common Stock. As of September 1, 1994, there are 769,410 shares of Hubco Authorized Preferred Stock outstanding, all of which are designated as Series A Preferred Stock. Except for shares issuable under the Hubco Option Plan for Directors (the "Director Options"), there are no shares of Hubco Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Hubco Common Stock and Hubco Authorized Preferred Stock, and all issued and outstanding shares of capital stock of Hubco's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties.
All of the outstanding shares of capital stock of Hubco's Subsidiaries are owned by Hubco free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Director Options and shares issuable upon the conversion of Hubco's Series A Preferred Stock, neither Hubco nor Hubco's Subsidiaries has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Hubco or Hubco's Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

               4.3.  Authority; No Violation.

               (a) Hubco and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Hubco and the Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. No other corporate proceedings on the part of Hubco or the Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Hubco and the Bank and constitutes the valid and binding obligations of Hubco and the Bank, enforceable against Hubco and the Bank in accordance with its terms.

               (b) Neither the execution or delivery of this Agreement by Hubco or the Bank, nor the consummation by Hubco or the Bank of the transactions contemplated hereby in accordance with the terms hereof or compliance by Hubco or the Bank with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of Hubco or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hubco or the Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Hubco or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hubco or the Bank is a party, or by which Hubco or the Bank or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Hubco and Hubco's Subsidiaries, taken as a whole, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner, the Department, the Comptroller, the Board of Governors of the Federal Reserve System, if required, the SEC, state blue sky authorities or other applicable governmental authorities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Hubco or the Bank in connection with (x) the execution and delivery by Hubco and the Bank of this Agreement, and (y) the consummation by Hubco and the Bank of the Merger and the other transactions contemplated hereby except such as are listed in the Hubco Disclosure Schedule or in the aggregate will not (if obtained) have a material adverse effect on the business, operations, assets or financial condition of Hubco. To the best of Hubco's knowledge, no fact or condition exists which Hubco has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

               4.4.  Financial Statements.

               (a) The Hubco Disclosure Schedule sets forth copies of the consolidated statements of financial condition of Hubco as of December 31, 1993 and 1992, the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three fiscal years 1991 through 1993, in each case accompanied by the audit report of Arthur Andersen & Co., independent public accountants with respect to Hubco, and the unaudited consolidated statements of condition of Hubco as of June 30, 1994 and June 30, 1993 and the related unaudited consolidated statements of income, cash flows for the six months then ended as reported in Hubco's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "Hubco Financial Statements"). The Hubco Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of Hubco as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of Hubco for the respective fiscal periods set forth therein.

               (b) The books and records of Hubco and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

               (c)  Except as and to the extent reflected,
disclosed or reserved against in the Hubco Financial Statements (including the notes thereto), as of June 30, 1994 neither Hubco nor any of its subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Hubco or any of its Subsidiaries which were required by GAAP (consistently applied) to be disclosed in Hubco's consolidated statement of condition as of June 30, 1994 or the notes thereto. Except for the acquisition of Washington Bancorp, Inc. and any other proposed acquisitions by Hubco since June 30, 1994, neither Hubco nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

               4.5. Brokerage Fees. Neither Hubco nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

               4.6. Absence of Certain Changes or Events. Except for the effects of the acquisition of Washington Bancorp Inc. on July 1, 1994, which effects have been reflected in the Hubco S-4 Registration Statement for the Washington Bancorp Inc. acquisition and the Form 8-K filed with respect to the acquisition, there has not been any material adverse change in the business, operations, assets or financial condition of Hubco and Hubco's Subsidiaries taken as a whole since June 30, 1994 and to the best of Hubco's knowledge, no facts or condition exists which Hubco believes will cause such a material adverse change in the future.

               4.7. Legal Proceedings. Except for ordinary routine litigation incidental to the business of Hubco or its Subsidiaries, neither Hubco nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Hubco's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Hubco or any of its Subsidiaries which, if decided adversely to Hubco or its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Hubco or its Subsidiaries. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor Hubco's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to Hubco or its Subsidiaries.

               4.8.  Compliance With Applicable Law.

               (a)  Hubco has filed all reports that it was
required to file with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by Hubco with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1992, Hubco and the Bank have duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

               (b) Except as set forth in the Hubco Disclosure Schedule, each of Hubco and Hubco's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Hubco or Hubco's Subsidiaries (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of Hubco and Hubco's Subsidiaries taken as a whole) and Hubco has not received notice of violation of, and does not know of any violations of, any of the above.

               4.9. Hubco Information. The information relating to Hubco and the Bank, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Jefferson to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and the rules and regulations promulgated thereunder.

               4.10.  Funding and Capital Adequacy.  At the
Effective Time, Hubco will have sufficient capital to satisfy all applicable regulatory capital requirements.

               4.11. Hubco Common Stock. At the Effective Time, the Hubco Common Stock issued hereunder will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Hubco, with no personal liability attaching to the ownership thereof. The Hubco Common Stock to be issued pursuant to the Merger will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

               4.12.  Taxes and Tax Returns.

               (a) Hubco, the Bank and Hubco's other Subsidiaries have duly filed all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Jefferson in writing). Hubco, the Bank and Hubco's other Subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Hubco or the Bank through such date. The Hubco Disclosure Schedule identifies the federal income tax returns of Hubco, the Bank and Hubco's other Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The Hubco Disclosure Schedule identifies the applicable state income tax returns of Hubco, the Bank and Hubco's other Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Hubco, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon Hubco, the Bank or Hubco's other Subsidiaries, nor has Hubco, the Bank or Hubco's other Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

               (b) Except as set forth in the Hubco Disclosure Schedule, neither Hubco nor the Bank nor any other Subsidiary of Hubco (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes,
(iii) is required to include in income any adjustment pursuant to
Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Hubco or the Bank (nor does Hubco have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

               4.13.  Employee Benefit Plans.

               (a)  Hubco and its Subsidiaries maintain or
contribute to certain "employee pension benefit plans" (the "Hubco Pension Plans"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "Hubco Welfare Plans"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither Hubco nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in
Section 3(37) of ERISA.

               (b) Each of the Hubco Pension Plans and each of the Hubco Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Hubco is not aware of any fact or circumstance which would disqualify any plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

               4.14. Contracts. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor the Bank, or to the best knowledge of Hubco, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole.

               4.15.  Properties and Insurance.

               (a) Hubco and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Hubco's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1993), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Hubco and the Bank taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the Hubco Disclosure Schedule, Hubco and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by Hubco or the Bank in all material respects as presently occupied, used, possessed and controlled by Hubco and the Bank.

               (b) The business operations and all insurable properties and assets of Hubco and the Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of Hubco, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Hubco adequate for the business engaged in by Hubco and the Bank. As of the date hereof, neither Hubco nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

               4.16. Environmental Matters. Except as disclosed in the Hubco Disclosure Schedule, neither Hubco nor the Bank has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Hubco, the Bank or any other Subsidiary of Hubco (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of Hubco and the Bank taken as a whole. Except as disclosed in the Hubco Disclosure Schedule, Hubco has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by Hubco or the Bank or any other Subsidiary in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole.

               4.17. Reserves. As of June 30, 1994, the allowance for possible loan losses in the Hubco Financial Statements was adequate based upon all factors required to be considered by Hubco at that time in determining the amount of such allowance. The methodology used to compute the allowance for possible loan losses complies in all material respects with all applicable FDIC and Department policies. As of June 30, 1994, the valuation allowance for OREO properties in the Hubco Financial Statements was adequate based upon all factors required to be considered by Hubco at that time in determining the amount of such allowance.

               4.18. Agreements with Bank Regulators. Neither Hubco nor the Bank is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Jefferson by Hubco prior to the date of this Agreement, nor has Hubco been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Jefferson by Hubco prior to the date of this Agreement. Neither Hubco nor the Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Jefferson by Hubco prior to the date of this Agreement.

               4.19. Disclosures. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

ARTICLE V - COVENANTS OF THE PARTIES

               5.1. Conduct of the Business of Jefferson . During the period from the date of this Agreement to the Effective Time, Jefferson shall conduct its business only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of Hubco, which consent will not be unreasonably withheld. Jefferson also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and (iii) preserve for itself and Hubco the goodwill of its customers and others with whom business relationships exist.

               5.2.  Negative Covenants.

               (a) Jefferson agrees that from the date hereof to the Effective Time, except as otherwise approved by Hubco in writing or as permitted or required by this Agreement, it will not:

                     (i)  change any provision of its Articles of
          Association or By-laws or any similar governing documents of Jefferson;

                     (ii)  change the number of shares of its
          authorized or issued capital stock or issue or grant any subscription, option, warrant, call, commitment, right to purchase or agreement of any character relating to the authorized or issued capital stock of Jefferson or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                     (iii) grant any severance or termination pay (other than pursuant to policies or contracts of Jefferson in effect on the date hereof or disclosed to Hubco pursuant hereto) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees, except as specified in the Jefferson Disclosure Schedule; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies;

                     (iv)  sell or dispose of any substantial
          amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of Jefferson;

                     (v)  except as set forth in the Jefferson
          Disclosure Schedule, make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                     (vi)  except as set forth in the Jefferson
          Disclosure Schedule, file any applications or make any contract with respect to branching or site location or relocation;

                     (vii)  agree to acquire in any manner
          whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                     (viii)  make any material change in its
          accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;

                     (ix) take any action that would result in any of its representations and warranties contained in
          Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                     (x)  agree to do any of the foregoing.

               5.3.  No Solicitation.  Jefferson shall not,
directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Hubco) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Jefferson (an "Acquisition Transaction"). Notwithstanding the foregoing, Jefferson may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Jefferson, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Jefferson will promptly communicate to Hubco the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

               5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of Jefferson and Hubco will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, Jefferson agrees to provide Hubco, and Hubco agrees to provide Jefferson, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after September 30, 1994, Jefferson will deliver to Hubco and Hubco will deliver to Jefferson their respective quarterly reports. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, Jefferson will deliver to Hubco and Hubco will deliver to Jefferson their respective Annual Reports.

               5.5.  Access to Properties and Records;
Confidentiality.

               (a)  Jefferson shall permit Hubco and its
representatives, and Hubco and the Bank shall permit Jefferson and its representatives, reasonable access to their respective properties, and shall disclose and make available to Hubco and its representatives, or Jefferson and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Hubco and its representatives, or Jefferson and its representatives, may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Jefferson acknowledges that Hubco may be involved in discussions concerning other potential acquisitions and Hubco shall not be obligated to disclose such information to Jefferson except as such information is disclosed to Hubco's shareholders generally.

               (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

               5.6.  Regulatory Matters.

               (a) For the purposes of holding the Stockholders Meeting referred to in Section 5.7 hereof and qualifying under applicable federal and state securities laws the Hubco Common Stock to be issued to Jefferson stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Hubco or Jefferson (as applicable) of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder, and the rules and regulations of the Comptroller (such proxy statement and prospectus in the form mailed by Jefferson to the Jefferson shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Hubco under the 1933 Act with the SEC to register the Hubco Common Stock for sale, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

               (b)  Hubco shall furnish Jefferson with such
information concerning Hubco and its Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof.

Hubco agrees promptly to advise Jefferson if at any time prior to the Jefferson shareholders' meeting referred to in Section 5.7 hereof, any information provided by Hubco in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Jefferson with the information needed to correct such inaccuracy or omission. Hubco shall furnish Jefferson with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Hubco and its subsidiaries, to comply with Section 5.6(a) after the mailing thereof to Jefferson shareholders.

               (c)  Jefferson shall furnish Hubco with such
information concerning Jefferson as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Jefferson, to comply with Section 5.6(a) hereof. Jefferson agrees promptly to advise Hubco if at any time prior to the Jefferson shareholders' meeting referred to in Section 5.6(a) hereof, any information provided by Jefferson in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Hubco with the information needed to correct such inaccuracy or omission. Jefferson shall furnish Hubco with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Jefferson, to comply with Section 5.6(a) after the mailing thereof to Jefferson shareholders.

               (d) Hubco shall as promptly as practicable make such filings as are necessary in connection with the offering of the Hubco Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Jefferson shall promptly furnish Hubco with such information regarding the Jefferson shareholders as Hubco requires to enable it to determine what filings are required hereunder. Jefferson authorizes Hubco to utilize in such filings the information concerning Jefferson provided to Hubco in connection with, or contained in, the Proxy Statement/Prospectus. Hubco shall furnish Jefferson's counsel with copies of all such filings and keep Jefferson advised of the status thereof. Hubco shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, Jefferson shall as promptly as practicable file the Proxy Statement/Prospectus with the Comptroller, and each of Hubco and Jefferson shall promptly notify the other of all communications, oral or written, with the SEC and the Comptroller concerning the Registration Statement and the Proxy Statement/Prospectus.

               (e) Hubco shall cause the Hubco Common Stock issuable pursuant to the Merger to be listed on the National
Association of Securities Dealers Automated Quotation ("NASDAQ")
System at the Effective Time.

               (f) The parties hereto will cooperate with each other and use their reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the Comptroller, the FDIC, the Commissioner, the Department and the DEPE. The parties shall each have the right to review in advance all filings with, including all information relating to the other, as the case may be, and any of their respective Subsidiaries, if any, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

               (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries, if any, from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby with respect to the Merger.

               (h) Jefferson acknowledges that Hubco is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning Jefferson may be required to be included in the registration statements, if any, for the sale of securities of Hubco or in SEC reports in connection with such acquisitions. Jefferson agrees to provide Hubco with any information, certificates, documents or other materials about Jefferson as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Hubco prior to the Effective Time. Jefferson shall use its reasonable efforts to cause its attorneys and accountants to provide Hubco and any underwriters for Hubco with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications or any such acquisition or issuance of securities. Hubco shall reimburse Jefferson for expenses thus incurred by Jefferson should this transaction be terminated for any reason other than Section 7.1(i). Hubco shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Jefferson unless Jefferson shall have consented to such filing. Jefferson shall not unreasonably delay or withhold any such consent.

               (i) The parties shall use all reasonable efforts to cause the filings with the SEC of the Proxy Statement/Prospectus, and all regulatory filings with the FDIC, the Commissioner and the Comptroller, to be made by December 1, 1994.

               5.7. Approval of Stockholders. Jefferson will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Jefferson (the "Stockholders Meeting") for the purpose of securing the approval of stockholders of this Agreement, (b) subject to the qualification set forth in
Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders' Meeting, recommend to the stockholders of Jefferson the approval of this Agreement and the transactions contemplated hereby and use its reasonable efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Hubco with respect to each of the foregoing matters.

               5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

               Hubco agrees that from the date hereof to the Effective Time, except as otherwise approved by Jefferson in writing or as permitted or required by this Agreement, it will not, nor will it permit the Bank to take any action that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied.

               5.9. Public Announcements. Hubco and Jefferson shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transaction contemplated hereby, and Hubco and Jefferson agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transaction contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

               5.10. Failure to Fulfill Conditions. In the event that Hubco or Jefferson determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 1995 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Hubco may enter into with other parties, Jefferson and Hubco will promptly inform the other of any facts applicable to Jefferson or Hubco, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

               5.11.  Indemnification and Insurance.

               (a) For a period of six years after the Effective Time, Hubco shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of Jefferson or any Subsidiary of Jefferson or serves or has served at the request of Jefferson in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, (i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Jefferson, or by any present or former shareholder of Jefferson (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the proxy statement/prospectus mailed to Jefferson's stockholders to vote on the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of Jefferson's Board of Directors or any committee of Jefferson's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of Hubco set forth in this Section 5.11, in each case to the fullest extent permitted under any applicable law, Jefferson's Articles of Association or its By-Laws (and Hubco shall also advance expenses as incurred to the fullest extent permitted under any thereof).

               (b) From and after the Effective Time, Hubco shall assume and honor any obligation of Jefferson immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of Jefferson's Articles of Association or By-Laws as if such obligations were pursuant to a contract or arrangement between Hubco and such Indemnitees.

               (c) In the event Hubco or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Hubco assume the obligations set forth in this Section 5.11.

               (d) Hubco shall have Jefferson's officers and directors covered under either Jefferson's existing officers' and directors' liability insurance policy or a rider to Hubco's then current officers' and directors' liability insurance ("D&O Insurance") policy for periods of at least six years after the Effective Time. However, Hubco only shall be required to insure such persons upon terms and for coverages substantially similar to Jefferson's existing D&O insurance.

               (e) Any Indemnitee wishing to claim indemnification under Section 5.11, upon learning of any such claim, action, suit or proceeding, shall promptly notify Hubco thereof, but the failure to so notify shall not relieve Hubco of any liability it may have to such Indemnitee if such failure does not materially prejudice Hubco. In the event of any such claim, action, suit or proceeding (whether arising before or after the Effective Time) as to which indemnification under this Section 5.11 is applicable, (a) Hubco shall have the right to assume the defense thereof and Hubco shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if Hubco elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between Hubco and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and Hubco shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided however, that Hubco shall be obligated pursuant to this paragraph (e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest that is not waived and (b) the Indemnitees will cooperate in the defense of any such matter. Hubco shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent; provided however, that Hubco shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

               5.12.  Retention of Employees and Officers of
Jefferson.

               (a) Following consummation of the Merger, to the extent practicable, Hubco will endeavor to cause the Bank to retain and the Bank will, to the extent practical, retain all of Jefferson's existing employees at similar compensation levels.

               (b) Following consummation of the Merger, to the extent practicable, Hubco will endeavor to cause the Bank to retain and the Bank will, to the extent practical, retain Jefferson's current officers in similar positions with the Bank.

               (c) To the extent any officer or employee of Jefferson is terminated following consummation of the Merger, such officer or employee shall be covered by Hubco's severance policy as described in the Hubco Disclosure Schedule with respect to retrenchment or reduction in force and be given credit under such policy for their years of service with Jefferson.

               (d) Following consummation of the Merger, Hubco intends to make available to all employees and officers of Jefferson employed by the Bank coverage under the benefit plans generally available to Hubco's employees and officers (including pension and health and hospitalization) on the terms and conditions available to the Bank's employees and officers. Jefferson employees who come under Hubco's or the Bank's medical, vacation, sick leave and disability plans will be given credit under such plans for prior service with Jefferson and Jefferson's employees shall be granted credit for prior service with Jefferson toward eligibility and vesting under Hubco's pension and 401(k) plans.

               (e) Prior to the Closing, Hubco shall offer an employment agreement and a bonus agreement to Joseph Greco and bonus agreements to the chief financial officer and senior operating officer of Jefferson in the form previously provided to Jefferson.

               5.13. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedule delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in
Article VI, no supplement or amendment to such Disclosure Schedule shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

               5.14.  Transaction Expenses of Jefferson.  Jefferson

shall advise Hubco monthly of all out-of-pocket expenses which Jefferson has incurred in connection with this transaction.
Jefferson shall mutually agree with Hubco about printing arrangements for the Proxy Statement/Prospectus before entering into any binding contract for such expenses.

               5.15. Compliance with Antitrust Laws. Each of Hubco and Jefferson shall use its best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Hubco and Jefferson shall use its best efforts to avoid the filing of, resist or resolve such suit. Hubco and Jefferson shall use their best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Best efforts shall include, but not be limited to, the proffer by Hubco of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of Hubco or Jefferson, except to the extent that any such divestitures or holding separate arrangement would have a material adverse effect on Hubco. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of Hubco or Jefferson be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in
Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a material adverse effect on Hubco and Hubco shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this Section 5.15, the divestiture or the holding separate of a branch of the Bank or Jefferson with less than $20 million in assets shall not be considered to have a material adverse effect on Hubco.

               5.16. Comfort Letters. Hubco shall cause Arthur Andersen LLP, its independent public accountants, to deliver to Jefferson, and Jefferson shall cause Arthur Andersen LLP, its independent public accountants, to deliver to Hubco and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement/Prospectus for the Stockholders Meeting of Jefferson, in the form customarily issued by such accountants at such time in transactions of this type.

               5.17. Affiliates. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, Jefferson shall deliver to Hubco (a) a letter identifying all persons who, to the knowledge of Jefferson, may be deemed to be affiliates of Jefferson under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of Jefferson and
(b) copies of letter agreements, each substantially in the form of
Exhibit 5.17, executed by each such person so identified as an affiliate of Jefferson agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Hubco hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of combined operations of Hubco and Jefferson as soon as practicable but in no event later than 20 days after the last day of the first full calendar month following the Effective Time.

               5.18.  Pooling in Tax-Free Reorganization Treatment.

Prior to the date hereof, Hubco has not taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment, and before the Effective Time, neither Hubco nor Jefferson shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" unless Hubco agrees to waive the condition contained in Section 6.2(c) for accounting purposes or as a "reorganization" within the mean of Section 368(a) of the Code.

ARTICLE VI - CLOSING CONDITIONS

               6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

               (a)  Approval of Jefferson Stockholders; SEC
Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Jefferson. The Jefferson proxy statement shall have been cleared for distribution by the Comptroller. The Hubco Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Hubco Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

               (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Comptroller, the Commissioner, the FDIC and the DEPE) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Jefferson to Hubco. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period) shall have expired.

               (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Hubco or Jefferson determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

               (d) Tax Opinion. Hubco and Jefferson shall each have received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to Jefferson and its counsel Lowenstein, Sandler, Kohl, Fisher & Boylan and to Hubco, based upon representation letters reasonably required by Pitney, Hardin, Kipp & Szuch, dated on or about the date of such opinion, and such other facts and representations as counsel may reasonably deem relevant, to the effect that

          (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Sections
          368(a)(1)(A) and 368(a)(2)(D) of the Code;
          (ii) no gain or loss will be recognized by Jefferson; (iii) no gain or loss shall be recognized upon the exchange of Jefferson
          Common Stock solely for Hubco Common Stock;
          (iv) the basis of any Hubco Common Stock received in exchange for Jefferson Common
          Stock shall equal the basis of the recipient's
          Jefferson Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any Hubco Common Stock received in exchange for Jefferson Common Stock will include the period during which the Jefferson Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

               6.2. Conditions to the Obligations of Hubco Under this Agreement. The obligations of Hubco under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

               (a) Representations and Warranties; Performance of Obligations of Jefferson. Except for those representations which are made as of a particular date, the representations and warranties of Jefferson contained in this Agreement shall be true and correct in all material respects on the date of the Closing ("Closing Date") as though made on and as of the Closing Date. Jefferson shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Jefferson Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Jefferson Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Jefferson Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

               (b) Opinion of Counsel to Jefferson. Hubco shall have received an opinion of counsel to Jefferson, dated the Closing Date, in form and substance reasonably satisfactory to Hubco, covering the matters set forth on Exhibit 6.2 hereto.

               (c)  Pooling of Interests.  Hubco shall have
received assurances from its accountants, Arthur Andersen LLP, to the effect that the Merger shall be qualified to be treated by Hubco as a pooling-of-interests for accounting purposes.

               (d)  Certificates.  Jefferson shall have furnished
Hubco with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section
6.2 as Hubco may reasonably request.

               6.3. Conditions to the Obligations of Jefferson Under this Agreement. The obligations of Jefferson under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

               (a) Representations and Warranties; Performance of Obligations of Hubco. Except for those representations which are made as of a particular date, the representations and warranties of Hubco contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Hubco and the Bank shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Hubco Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Hubco Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Hubco Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

               (b) Opinion of Counsel to Hubco. Jefferson shall have received an opinion of counsel to Hubco, dated the Closing
Date, in form and substance reasonably satisfactory to Jefferson , covering the matters set forth on Exhibit 6.3 hereto.

               (c) Fairness Opinion. Jefferson shall have received an opinion from Capital Consultants of Princeton, Inc., dated as of the date the Proxy Statement/Prospectus is mailed to Jefferson's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of Jefferson hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion").

               (d) No Acquisition by Hubco Causing 15% Dilution. Hubco shall have obtained the written consent of Jefferson if, between the date hereof and the Effective Time, Hubco or the Bank
(i) enters into one or more definitive acquisition agreements to acquire other banks, thrifts or other financial institutions (or the assets and/or liabilities of such institutions) and (ii) the cumulative impact on Hubco's earnings per share from such additional acquisitions reasonably is projected to dilute by fifteen percent (15%) or more the estimates prepared by analysts of earnings per share of Hubco for the year following the consummation of such acquisition. If the parties cannot agree concerning this matter, they agree to submit any dispute to a mutually satisfactory investment banker whose opinion shall be final and binding.

               (e) Certificates. Hubco shall have furnished Jefferson with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Jefferson may reasonably request.

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

               7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Jefferson:

               (a) by mutual written consent of the parties hereto;

               (b) (i) by Jefferson or Hubco if the Effective Time shall not have occurred on or prior to June 30, 1994 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) by Hubco or Jefferson if a vote of the stockholders of Jefferson is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

               (c) by Hubco or Jefferson upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Hubco upon written notice to Jefferson if any such application is approved with conditions which materially impair the value of Jefferson to Hubco;

               (d) by Hubco if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Jefferson from that disclosed by Jefferson in Jefferson's Call Report for June 30, 1994 and Jefferson's Annual Report to Shareholders for the year ended December 31, 1993; or
(ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Jefferson hereunder and such breach shall not have been remedied within 30 days after receipt by Jefferson of notice in writing from Hubco to Jefferson specifying the nature of such breach and requesting that it be remedied;

               (e) by Jefferson, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Hubco and its Subsidiaries taken as a whole from that disclosed by Hubco in Hubco's Quarterly Report on Form 10-Q for the six months ended June 30, 1994 and Hubco's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, except for the effects of the acquisition of Washington Bancorp Inc. on July 1, 1994, the effects of which have been reflected in the Hubco S-4 Registration Statement for the Washington Bancorp Inc. acquisition and the Form 8-K filed with respect to the acquisition; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Hubco hereunder and such breach shall not have been remedied within 30 days after receipt by Hubco of notice in writing from Jefferson specifying the nature of such breach and requesting that it be remedied;

               (f)  by Hubco if the conditions set forth in Section
6.2 are not satisfied;

               (g)   by Jefferson if the conditions set forth in
Section 6.3 are not satisfied;

               (h) by Hubco upon written notice to Jefferson prior to the Effective Time if the Median Pre-Closing Price is less than the Lower Adjustment Price; and

               (i)   by Jefferson, if Jefferson's Board of
Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws.

               7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Hubco or Jefferson pursuant to Section 7.1, this Agreement (other than
Section 5.5(b), the third from the last sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

               7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Jefferson but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the stockholders of Jefferson without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

               7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

ARTICLE VIII - MISCELLANEOUS

               8.1.  Expenses.

               (a) Subject to Section 5.6(h) and Section 8.1(c) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

               (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails.

               (c)  If

                     (i) this Agreement is terminated by Jefferson pursuant to Section 7.1(i), or by Hubco pursuant to
          Section 7.1(d)(ii) because of a breach by Jefferson of any covenant, or by Hubco or Jefferson pursuant to
          Section 7.1(b)(ii) because of an action taken by Jefferson or Jefferson's Board of Directors, and

                     (ii) after the execution of this Agreement and prior to the date of termination of this Agreement Jefferson is informed orally or in writing of a proposal to effect an Acquisition Transaction which proposal is not fully withdrawn prior to the date of termination and which proposal is made by a company or person other than Hubco and its affiliates; and

                     (iii) before or within 12 months after the date of the termination of this Agreement (a) Jefferson shall have entered into an agreement to engage in an Acquisition Transaction with any person other than Hubco, or (b) the Board of Directors of Jefferson shall have approved an Acquisition Transaction or shall have recommended that the shareholders of Jefferson approve or accept any Acquisition Transaction, in each case, other than as contemplated by this Agreement, and

                     (iv) an Acquisition Transaction between
          Jefferson and another person shall have closed
          ("Acquisition Transaction Closing") within 24 months after the termination of this Agreement;

then Jefferson or its successor in interest shall pay to Hubco immediately after the Acquisition Transaction Closing, a termination fee (the "Termination Fee") equal to $250,000, plus the legal fees and expenses of Hubco incurred in enforcing its right to the Termination Fee.

               8.2.  Survival.  Except for the provisions of
Article II, Section 5.8, Section 5.11, and Section 5.17 hereof, the respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time.

               8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

               (a)  If to Hubco, to:

                     HUBCO, Inc.
                     3100 Bergenline Avenue
                     Union City, New Jersey  07087
                     Attn.:  Kenneth T. Neilson, President

                     Copy to:

                     Pitney, Hardin, Kipp & Szuch
                     200 Campus Drive
                     Florham Park, New Jersey  07932-0950
                     Attn.:  Ronald H. Janis, Esq.

               (b)   If to Jefferson, to:

                     Jefferson National Bank
                     155 Jefferson Street
                     Passaic, New Jersey  07055
                     Attn.:  Raymond L. Sisco, Chairman

                     Copy to:

                     Peter H. Ehrenberg, Esq.
                     Lowenstein, Sandler, Kohl, Fisher & Boylan
                     65 Livingston Avenue
                     Roseland, New Jersey  07068

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so mailed.

               8.4. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the Indemnitees covered by Section 5.11 hereof and the persons signing letter agreements pursuant to
Section 5.17 hereof who shall be entitled to the benefits of such
Section 5.17.

               8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

               8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

               8.7.  Governing Law.  This Agreement shall be
governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

               8.8.  Descriptive Headings.  The descriptive
headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

               IN WITNESS WHEREOF, Hubco, the Bank and Jefferson have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                               HUBCO, Inc.


By:________________________        By:_____________________________
              , Secretary             Kenneth T. Neilson, President


ATTEST:                               HUDSON UNITED BANK


By:________________________        By:_____________________________
             , Secretary              Kenneth T. Neilson, President


ATTEST:                               JEFFERSON NATIONAL BANK


By:________________________        By:_____________________________
             , Cashier                Raymond L. Sisco, Chairman

EXHIBIT 5.17

FORM OF JEFFERSON AFFILIATE LETTER


October __, 1994


HUBCO, Inc.
3100 Bergenline Avenue
Union City, NJ  07087

Gentlemen:

     I am delivering this letter to you in connection with the proposed merger (the "Merger") of Jefferson National Bank, a national banking association (the "Company") with and into Hudson United Bank, a New Jersey chartered commercial banking corporation, pursuant to the Agreement and Plan of Merger dated October 7, 1994, (the "Agreement") among the Company, HUBCO, Inc. ("Hubco"), and Hudson United Bank. I currently own shares of the Company's common stock, par value $6.00 per share ("Jefferson Common Stock"). As a result of the Merger, I will receive shares of Hubco's common stock, no par value ("Hubco Common Stock") in exchange for my Jefferson Common Stock.

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

     I represent to and agree with Hubco that:

     A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Jefferson Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any Jefferson Common Stock owned by such person or entity, without notifying Hubco in advance of the proposed transfer and giving Hubco a reasonable opportunity to review the transfer before it is consummated. Hubco, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

          B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any Jefferson Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any Jefferson Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by Hubco by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "Jefferson Common Stock" includes Hubco Common Stock into which my Jefferson Common Stock is converted.

          C. Compliance with Rule 145. I have been advised that the issuance of Hubco Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of Hubco Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer the Hubco Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of Hubco's counsel or counsel reasonably acceptable to Hubco, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

          D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to Hubco's transfer agents with respect to the Hubco Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the Hubco Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED OCTOBER __, 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

          E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Hubco Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

          Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                   Very truly yours,



                                   _____________________________
                                   Name:

Accepted this _____ day of
October, 1994 by

HUBCO, INC.


By:_________________________

EXHIBIT 6.2

FORM OF OPINION OF COUNSEL TO JEFFERSON
TO BE DELIVERED TO HUBCO ON THE EFFECTIVE TIME


          (a) Jefferson National Bank ("Jefferson") is a national banking association duly organized, validly existing and in good standing under the laws of the United States. Jefferson has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson.

          (b) The deposit accounts of depositors in Jefferson are insured up to applicable limits by the Federal Deposit Insurance
Corporation.

          (c) The authorized capital stock of Jefferson consists of ___________ shares of common stock, _____ par value per share (the "Jefferson Shares"). The stockholders of Jefferson have preemptive rights with respect to shares of the capital stock of Jefferson pursuant to the Articles of Association of Jefferson or otherwise. Jefferson does not have any authorized class of capital stock other than shares of its common stock and, to the best of our actual knowledge after inquiry, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Jefferson to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Jefferson from selling any additional Jefferson Shares or obligating Jefferson to grant, extend or enter into any such agreement or commitment.

          (d) The Agreement has been duly authorized, executed and delivered by Jefferson, and constitutes the valid and binding obligation of Jefferson enforceable in accordance with its terms, except that the enforceability of the obligations of Jefferson may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or other laws heretofore or hereafter enacted relating to or affecting the rights of creditors generally and by equitable principles limiting the right to obtain specific performance or other similar equitable relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion in the instance of equitable remedies, and by applicable public policies and laws.

          (e) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of, or result in the breach of any provision of, the Articles of Association or the by-laws of Jefferson; (ii) to our actual knowledge after inquiry, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a material default under, or result in or entitle any party to the acceleration of (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any material indenture, mortgage, deed of trust or loan agreement or any other material agreement, instrument, judgment, order, arbitration award or decree to which Jefferson is a party or by which Jefferson is bound; or (iii) cause Jefferson to violate any statute, rule, regulation or order known to us applicable to Jefferson, except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Jefferson to consummate this transaction.

          (f) All actions required by law, the Articles of Association of Jefferson or its By-laws to be taken by the directors and stockholders of Jefferson to authorize the execution, delivery and performance of the Agreement and consummation of the Merger and the actions contemplated thereby have been duly taken.

          (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of HUBCO, Inc. ("Hubco") and that Hubco has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filings with the bank regulatory authorities in respect of the Merger in accordance with Section 1.6 of the Agreement, the Merger will become effective and each of the Jefferson Shares will be extinguished and converted as provided in
Article II of the Agreement.

          (h) All approvals, authorizations, consents or other actions and all filings under federal law and any applicable state law required to be obtained by Jefferson ("Approvals") in order to permit the execution and delivery of the Agreement and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No Approval of any other party or entity (other than Hubco and Approvals required to be obtained by Hubco) is required in connection with the execution, delivery and performance by Jefferson of its obligations under the Agreement except for Approvals not required or necessary to be obtained on the date hereof, and except for approvals the failure to obtain which individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Jefferson, and which will not prevent or delay the consummation of the transactions contemplated by the Agreement.

          (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our general familiarity with the affairs of Jefferson, no facts have come to our attention that caused us to believe that (except for financial statements, other tabular financial information, and other financial and statistical data and information, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Jefferson at which the Agreement was approved, contained any untrue statement of a material fact regarding Jefferson or the Merger or omitted to state a material fact regarding Jefferson or the Merger necessary in order to make the statements regarding Jefferson or the Merger therein, in light of the circumstances under which they were made, not misleading.

          (j) To our actual knowledge after inquiry and except as set forth in the Jefferson Disclosure Schedule, and other than ordinary routine litigation incidental to the business of Jefferson there are no actions, suits or proceedings or investigations pending or threatened against or affecting the business, operations, property or financial condition of Jefferson, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Jefferson, would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson. Except as disclosed in the Jefferson Disclosure Schedule, to our actual knowledge after inquiry, Jefferson is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, to which they or their properties are subject.

          (k) To our actual knowledge after inquiry, Jefferson has all material permits, licenses, orders and approvals of all governmental or regulatory bodies required to conduct its business under applicable Federal and state laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Jefferson.

          In rendering their opinion, such counsel may rely, (A) as to matters involving the application of laws of any jurisdiction other than New Jersey and the United States, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable (providing that such counsel states that Hubco is justified in relying upon such specified opinion or opinions) and
(B) as to matters of fact to the extent such counsel deems proper, upon certificates of responsible officers of Jefferson and public officials; provided copies of any such opinions or certificate are delivered to Hubco together with the opinion to be rendered hereunder by counsel to Jefferson. Such counsel may assume that any agreement is a valid and binding obligation of any parties to such agreement other than Jefferson. Such counsel may also rely, as to facts, upon the representations and warranties made by Jefferson in the Agreement and on the genuineness of signatures and the authenticity of copies.
EXHIBIT 6.3

FORM OF OPINION OF COUNSEL TO HUBCO
TO BE DELIVERED TO JEFFERSON ON THE EFFECTIVE TIME


          (a) HUBCO, Inc. ("Hubco") is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Hubco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole. Hubco is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (b) Hudson United Bank (the "Bank") is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole.

          (c) The authorized capital stock of Hubco consists of ___________ shares of common stock, no par value per share ("Common Stock") and __________ shares of preferred stock (the "Authorized Preferred Stock"). The stockholders of Hubco have no preemptive rights with respect to such shares pursuant to the Certificate of Incorporation of Hubco or otherwise. Hubco represents that it presently has outstanding ______ shares of Series A Preferred Stock, which constitutes all of the outstanding Authorized Preferred Stock. Except for any Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Hubco Director Stock Option Plan, to the best of our actual knowledge after inquiry, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Hubco to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Hubco from selling any additional Common Stock or Authorized Preferred Stock or obligating Hubco to grant, extend or enter into any such agreement or commitment, except as may be provided in any acquisition agreement Hubco may enter into after the date of execution of the Agreement. The outstanding shares of capital stock of each Hubco subsidiary represented by Hubco to be all of the outstanding shares of such subsidiary have been validly authorized and issued and are fully paid and, to the best of our knowledge after due inquiry, are owned by Hubco free and clear from any liens, claims, equities, restrictions or encumbrances created by or through Hubco.

          (d) The Agreement has been duly authorized, executed and delivered by Hubco and the Bank, and constitutes the valid and binding obligations of Hubco and the Bank enforceable in accordance with its terms, except that the enforceability of the obligations of Hubco and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

          (e) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of or result in the breach of any provision of the respective Certificate of Incorporation, or the By-laws of Hubco or the Bank; (ii) to our actual knowledge after inquiry, conflict with or violate in any material respect or result in a material breach or violation of the terms or provisions of, or constitute a material default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any material indenture, mortgage, deed of trust or loan agreement or any other material agreement, instrument, judgment, order, arbitration award or decree to which Hubco or the Bank is a party, or by which Hubco or the Bank is bound; or (iii) cause Hubco or the Bank to violate any law, ordinance, rule or regulation applicable to Hubco or the Bank, except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Hubco and the Bank to consummate this transaction.

          (f) All actions of the directors and stockholders of Hubco and the Bank required by law, the respective Certificate of Incorporation of Hubco or the Bank or their respective by-laws to be taken by Hubco or the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been duly taken.

          (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Jefferson and that Jefferson has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filings with the bank regulatory authorities in respect of the Merger in accordance with Section 1.6 of the Agreement, the Merger will become effective and each of the Jefferson Shares will be extinguished and converted as provided in Article II of the Agreement and the shares of Hubco Common Stock to be issued thereby will have been validly issued by Hubco and fully paid.

          (h) All approvals, authorizations, consents or other actions and all filings under federal law and any applicable state law required to be obtained by Hubco or the Bank ("Approvals") in order to permit the execution and delivery of the Agreement and the performance of the transactions contemplated therein in connection with the Merger have been obtained. No consent of any other party or entity (other than Jefferson and approvals, authorizations, consents and other actions required to be obtained by Jefferson) is required in connection with the execution, delivery and performance by Hubco or the Bank of their obligations under the Agreement, except for Approvals not required or necessary to be obtained on the date hereof.

          (i) We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement/Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements, but from our examination of the Proxy Statement/Prospectus and our general familiarity with Hubco (i) we are of the opinion that the Proxy Statement/Prospectus and any supplements or amendments thereto (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act of 1933, as amended, and the applicable laws and regulations thereunder (the "1933 Act"), (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Proxy Statement/Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Jefferson at which the Agreement was approved, contained any untrue statement of a material fact regarding Hubco, the Bank, or the Merger or omitted to state a material fact regarding Hubco, the Bank, or the Merger necessary in order to make the statement regarding Hubco, the Bank, or the Merger therein, in light of the circumstances under which they were made, not misleading.

          (j) To our actual knowledge after inquiry and except as set forth in the Hubco Disclosure Schedule, and other than ordinary routine litigation incidental to the business of Hubco or its subsidiaries, there is no material action, suit or proceeding or investigation pending or threatened against or affecting the business, operations, property or financial condition of Hubco or the Hubco Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Hubco or its subsidiaries, would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank, taken as a whole; provided, however, we are not counsel to Hubco or the Bank in any litigation and with respect to any such litigation we are relying upon the opinions of general counsel to Hubco with respect to such litigation. To our knowledge, Hubco and the Bank are not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, to which their properties are subject.

          (k) To our actual knowledge after inquiry, each of Hubco and the Bank have all material permits, licenses, orders and approvals of all governmental or regulatory bodies required for it to conduct its business under applicable state and Federal laws and regulations, except for those permits, licenses, orders and approvals as to which the failure to obtain would not have a material adverse effect on the business, operations, assets or financial condition of Hubco and the Bank taken as a whole. None of such material permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by the Agreement except for such permits, licenses, orders or approvals, the loss of which would not have a material adverse effect on the business, financial condition or results of operations of Hubco and the Bank taken as a whole.

          (l) The registration statement of Hubco has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and, to our actual knowledge, no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

          In rendering their opinion, such counsel may rely, (A) as to matters involving the application of laws of any jurisdiction other than the United States or the State of New Jersey, to the extent such counsel deems proper and specifies in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable (providing that such counsel states that Jefferson is justified in relying upon such specified opinion or opinions) and (B) as to matters of fact, to the extent such counsel deems proper, upon certificates of responsible officers of Hubco, the Bank and public officials; provided copies of any such opinions or certificate are delivered to Jefferson together with the opinion to be rendered hereunder by counsel to Hubco. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Hubco. Such counsel may also rely as to facts, upon the representations and warranties made by Hubco in the Agreement and the genuineness of signatures and the authenticity of copies.